Exhibit 99.1

[GLOBAL ENTERTAINMENT LOGO]
                                                For Further Information Contact:
                      NEWS RELEASE                   Richard Kozuback, President
                                                Global Entertainment Corporation
                                                                    480-994-0772

                                                        Rudy R. Miller, Chairman
                                                                The Miller Group
                                              Investor Relations for the Company
                                                                    602-225-0505
                                                         geco@themillergroup.net

Global Entertainment Corporation
4909 East McDowell Road, Suite 104
Phoenix, Arizona 85008-4293
www.globalentertainment2000.com


                 Global Entertainment Executives Participate in
                         Arena Groundbreaking Ceremonies
                          for Prescott Valley, Arizona

PHOENIX,  ARIZONA,  AUGUST 25, 2005 -- GLOBAL ENTERTAINMENT  CORPORATION (OTCBB:
GECO) - Executives of Global Entertainment Corporation and the CHL (Central Hockey League) were on hand for the groundbreaking ceremonies held August 23rd in Prescott Valley, Arizona, the site for the first multi-purpose convention and events center to be developed by the company, in partnership with the Fain Signature Group, in its home state of Arizona. Global, an integrated event and entertainment company focused on small to mid-size communities, that is engaged, through its wholly owned subsidiaries, in sports management, arena and supporting real estate development, venue management and licensing, ticketing and marketing, will share management of the $26 million Prescott Valley Convention and Events Center with the Fain Signature Group. A CHL franchise team awarded to the Prescott Valley Hockey Club, with former National Hockey League player Eric Lacroix a team co-owner, will be the anchor tenant for the 5,100-fixed-seat facility.

International Coliseums Company (ICC), the construction management arm of Global, will be in charge of construction. ICC has been recognized for having the most national experience in the field of construction for events centers of the size designed for Prescott Valley. ICC has completed projects comparable to Prescott Valley's convention and events center in Colorado, Ohio and Texas, and is in discussion with multiple cities for similar opportunities.

"Groundbreaking ceremonies for each of our projects is always an exciting time and for the occasion in Prescott Valley it was especially the case being the first events center we will develop, along with the Fain Signature Group, in our home state. This project offers a multi-layered opportunity for us, as each division of Global will participate in the overall success of the center. The CHL team franchise has been awarded, the center will be managed by GECompass, marketed by GEMS and ticketed by Gettix.Net,"

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
Global Entertainment Executives Participate in
Arena Groundbreaking Ceremonies
for Prescott Valley, Arizona
August 25, 2005
Page 2


said Rick Kozuback, president and chief executive officer of Global Entertainment Corporation. "We thank the Town of Prescott Valley, the Prescott Valley Chamber of Commerce, the Fain Signature Group and the residents of Prescott Valley for their support in approving this project that will be an enhancement to the existing Town Center Development project that currently consists of a multiplex theatre, restaurants, retail shops and office buildings.

"The projects for Prescott Valley and Broomfield, Colorado, which was announced earlier this week, evidence the value of the vertically layered company we have developed that can participate in part or oversee an entire project. We will continue discussions with various parties to take full advantage of growth and diversification opportunities as they become available," Kozuback added.

                              Visit our web sites:

www.centralhockeyleague.com    www.globalentertainment2000.com    www.GetTix.Net
                 www.Cragar.com              www.compassmgmt.com

Global Entertainment Corporation is an integrated event and entertainment company focused on small to mid-size communities, that is engaged, through its wholly owned subsidiaries, in sports management, arena and supporting real estate development, venue management and licensing, ticketing and marketing company with six subsidiaries. The WPHL, INC., through a joint operating agreement with the Central Hockey League (CHL), is the operator and franchisor of professional minor league hockey teams in seven states. INTERNATIONAL COLISEUMS COMPANY serves as project manager for arena development and is responsible for management agreements associated with arena facility operations. GLOBAL ENTERTAINMENT MARKETING SYSTEMS (GEMS) pursues licensing and marketing opportunities related to the Company's sports management and arena developments and operations. GLOBAL ENTERTAINMENT TICKETING (GetTix.Net) is an in-house ticketing company for sports and entertainment venues. GECOMPASS, LLC is a facilities management company. CRAGAR INDUSTRIES, INC. is the licensor for its nationally recognized, branded products CRAGAR(R), TRU-SPOKE(R), CRAGAR S/S(R) and STREET PRO(R).


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     Certain  statements  in this  release may be  "forward-looking  statements"
     within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

     Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

     Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: intense competition within the sports and entertainment industries, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing consumer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

     These factors are discussed in greater detail in the company's Annual Report on Form 10-KSB for the year ended May 31, 2004, as filed with the Securities and Exchange Commission


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